                                    EXHIBIT 5

         Pursuant to Rule 13d-1(k)(1)(iii) of Regulation 13D of the General Rules and Regulations under the Securities Exchange Act of 1934, as amended, the undersigned agree that the statement to which this Exhibit is attached is filed on behalf of them in the capacities set forth hereinbelow.

         Dated: October 30, 2002

                                    REPORTING PERSONS:

                                    RICHARD E. RAINWATER


                                    /s/ Richard E. Rainwater, by Melissa
                                    Parrish, Attorney-in-Fact



                                    OFFICE TOWERS LLC

                                           By: Rainwater, Inc., its authorized
                                               member

                                                  By: /s/ Richard E. Rainwater,
                                                  by Melissa Parrish,
                                                  Attorney-in-Fact